================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                            ------------------------

                                  AMENDING THE
                           CURRENT REPORT ON FORM 8-K
                             FILED AUGUST 18, 1997

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 1, 1997

                            CARRIAGE SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                                                                          76-0423828
              DELAWARE                               1-11961                           (I.R.S. EMPLOYER
      (STATE OF INCORPORATION)               (COMMISSION FILE NUMBER)                IDENTIFICATION NO.)

               1300 POST OAK BLVD., SUITE 1500, HOUSTON, TX                                 77056
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                 (ZIP CODE)

                                 (281) 556-7400
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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
ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On August 1, 1997, Carriage Services, Inc. (the "Company"), through its wholly owned subsidiary, acquired substantially all the operating assets of McNary-Moore Funeral Service. McNary-Moore Funeral Service operates one funeral home in Colusa, California. This acquisition is referred to as the "Acquired Business." Total consideration for the acquisition consisted of cash of approximately $700,000 and deferred purchase price of approximately $150,000. The consideration was determined through negotiations between the Company and representatives of the Acquired Business. In connection with this acquisition, the Company entered into customary employment, consulting and non-compete agreements with certain employees and former owners of the Acquired Business. The acquisition will be accounted for under the purchase method of accounting for financial reporting purposes.

     The Company is not aware of any pre-existing material relationships between
(i) the Acquired Business or any if its shareholders, on the one hand, and (ii) the Company, any of the Company's affiliates, directors and officers or any associate of such directors and officers, on the other.

     The Company also completed the acquisition of several other businesses (the "Other Acquisitions") since January 1, 1997. None of the Other Acquisitions (other than ones previously filed on Form 8-K) is believed to be individually material to the results of operations or financial condition of the Company. However, the acquisition of the Acquired Business requires the filing of financial statements and pro forma financial information pursuant to Rules 3-05(b)(1)(i) and 11-01(c) of Regulation S-X to the extent such businesses would collectively constitute a "significant subsidiary" under such Rules.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          This Form 8-K/A is being filed to include in the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 18, 1997 the financial statements and pro forma financial information required by Item 7.

     (a)  FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

                                        PAGE
                                        ----
     MCNARY-MOORE FUNERAL SERVICE, INC.

     Auditor's Report................    10

     Comparative Balance Sheets as of
      December 31, 1996 and 1995.....    11

     Statements of Income and
      Retained Earnings for the Years
      Ended December 31, 1996
      and 1995.......................    12

     Statements of Cash Flows for the
      Years Ended December 31, 1996
      and 1995.......................    13

     Notes to Financial Statements...    14

     (b)  PRO FORMA FINANCIAL INFORMATION

     CARRIAGE SERVICES, INC.

     Unaudited Pro Forma Consolidated
      Balance Sheet -- June 30, 1997.     5

     Unaudited Pro Forma Consolidated
      Statement of Operations -- Six
      Months Ended June 30, 1997.....     6

     Unaudited Pro Forma Consolidated
      Statement of Operations -- Year
      Ended December 31, 1996........     7

     Notes to Unaudited Pro Forma
      Consolidated Financial
      Statements.....................     8

     (c)  EXHIBITS

          None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               CARRIAGE SERVICES, INC.

                                               By:   /s/THOMAS C. LIVENGOOD
                                                        THOMAS C. LIVENGOOD
                                                    EXECUTIVE VICE PRESIDENT AND
                                                      CHIEF FINANCIAL OFFICER
Dated:  October 14, 1997

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     On August 1, 1997, Carriage Services, Inc. (the "Company"), through its wholly owned subsidiary, acquired substantially all the operating assets of McNary-Moore Funeral Service. McNary-Moore Funeral Service operates one funeral home in Colusa, California. This acquisition is referred to as the "Acquired Business." Total consideration for the acquisition consisted of cash of approximately $700,000 and deferred purchase price of approximately $150,000. The consideration was determined through negotiations between the Company and representatives of the Acquired Business. In connection with this merger, the Company entered into customary employment, consulting and non-compete agreements with certain employees and former owners of the Acquired Business. The merger will be accounted for under the purchase method of accounting for financial reporting purposes.

     The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1997 includes the accounts of the Company and reflects the McNary-Moore acquisition as if such acquisition had occurred on June 30, 1997. The accompanying Unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 1997 and the year ended December 31, 1996 include the accounts of the Company and reflects the McNary-Moore acquisition as if such acquisition had been completed as of the beginning of each of the respective periods. The accompanying Unaudited Pro Forma Consolidated Financial Statements do not include the pro forma results of other businesses acquired by the Company since January 1, 1997.

     The accompanying Unaudited Pro Forma Consolidated Financial Statements have been prepared based upon certain assumptions and include adjustments as detailed in the Notes to Unaudited Pro Forma Consolidated Financial Statements. The estimated fair market values reflected in the Unaudited Pro Forma Consolidated Financial Statements are based on preliminary estimates and assumptions and are subject to revision as more information regarding asset and liability valuations becomes available. In management's opinion, the preliminary allocation reflected herein is not expected to be materially different from the final allocation.

     The Unaudited Pro Forma Consolidated Statements of Operations do not assume any additional profitability resulting from the application of the Company's revenue enhancement measures or cost reduction programs to the historical results of the Acquired Business, nor do they assume increases in corporate general and administrative expenses which may have resulted from the Company managing the Acquired Business for the periods presented.

     The following Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes thereto as included in the Company's Form 10-Q as of June 30, 1997 and the Company's Form 10-K as of December 31, 1996. Such pro forma information is based on historical data with respect to the Company and the Acquired Business. The pro forma information is not necessarily indicative of the results that might have occurred had such transactions actually taken place at the beginning of the period specified and is not intended to be a projection of future results. The pro forma information presented herein is provided to comply with the requirements of the Securities and Exchange Commission. The pro forma information does not reflect any adjustments to reflect the manner in which the acquired entity is being or will be operated under the control of the Company.

                            CARRIAGE SERVICES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                                 (IN THOUSANDS)

                                          CARRIAGE       ACQUIRED       PRO FORMA         TOTAL
               ASSETS                  SERVICES, INC.    BUSINESS     ADJUSTMENTS(1)    PRO FORMA
                                       --------------    ---------    --------------    ---------
CURRENT ASSETS:
  Cash and cash equivalents..........     $  1,873         $  60          $ (779)       $   1,154
  Accounts receivable --
     Trade, net of allowance.........        7,847            18               2            7,867
     Other...........................        1,394         --             --                1,394
                                       --------------    ---------    --------------    ---------
                                             9,241            18               2            9,261
  Inventories and other current
     assets..........................        4,564            30              (6)           4,588
                                       --------------    ---------    --------------    ---------
          Total current assets.......       15,678           108            (783)          15,003
                                       --------------    ---------    --------------    ---------
PROPERTY, PLANT AND EQUIPMENT, at
  cost (net).........................       67,537            39             587           68,163
CEMETERY PROPERTY, at cost...........       22,995         --             --               22,995
NAMES AND REPUTATIONS, net...........       92,636             2             259           92,897
DEFERRED CHARGES AND OTHER NONCURRENT
  ASSETS.............................       13,118            13              34           13,165
                                       --------------    ---------    --------------    ---------
                                          $211,964         $ 162          $   97        $ 212,223
                                       ==============    =========    ==============    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and other current
     liabilities.....................     $  6,451         $  13          $   91        $   6,555
  Current portion of long-term debt
     and capital leases..............        1,354         --                 74            1,428
                                       --------------    ---------    --------------    ---------
          Total current
             liabilities.............        7,805            13             165            7,983
PRENEED LIABILITIES, net.............        7,637         --             --                7,637
LONG-TERM DEBT AND OBLIGATIONS UNDER
  CAPITAL LEASES, net of current
  portion............................       80,599         --                 81           80,680
DEFERRED INCOME TAXES................       11,634         --             --               11,634
                                       --------------    ---------    --------------    ---------
          Total liabilities..........      107,675            13             246          107,934
                                       --------------    ---------    --------------    ---------
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK...........       16,286         --             --               16,286
STOCKHOLDERS' EQUITY:
  Class A Common Stock...............           53         --             --                   53
  Class B Common Stock...............           52         --             --                   52
  Contributed capital................       92,128         --             --               92,128
  Retained deficit...................       (4,230)        --             --               (4,230)
  Acquired Business equity...........      --                149            (149)          --
                                       --------------    ---------    --------------    ---------
          Total stockholders'
             equity..................       88,003           149            (149)          88,003
                                       --------------    ---------    --------------    ---------
                                          $211,964         $ 162          $   97        $ 212,223
                                       ==============    =========    ==============    =========

    See the accompanying Notes to Unaudited Pro Forma Consolidated Financial
                                  Statements.

                            CARRIAGE SERVICES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          CARRIAGE       ACQUIRED     PRO FORMA        TOTAL
                                       SERVICES, INC.    BUSINESS    ADJUSTMENTS     PRO FORMA
                                       --------------    --------    -----------     ---------
Revenues, net
     Funeral.........................     $ 30,919        $  161       $--            $31,080
     Cemetery........................        6,131         --           --              6,131
                                       --------------    --------    -----------     ---------
                                            37,050           161        --             37,211
Costs and expenses
     Funeral.........................       22,146            22             3(2)      22,180
                                                                             7(3)
                                                                             2(4)
     Cemetery........................        4,758         --           --              4,758
                                       --------------    --------    -----------     ---------
                                            26,904            22            12         26,938
                                       --------------    --------    -----------     ---------
     Gross profit....................       10,146           139           (12)        10,273
General and administrative
  expenses...........................        2,187           117        --              2,304
                                       --------------    --------    -----------     ---------
     Operating income................        7,959            22           (12)         7,969
Interest expense, net................        2,570         --                4(5)       2,574
                                       --------------    --------    -----------     ---------
     Income before income taxes......        5,389            22           (16)         5,395
Provision for income taxes...........        2,075         --                2(6)       2,077
                                       --------------    --------    -----------     ---------
     Net income......................        3,314            22           (18)         3,318
Preferred stock dividend
  requirements.......................          210         --           --                210
                                       --------------    --------    -----------     ---------
     Net income attributable to
       common stockholders...........     $  3,104        $   22       $   (18)       $ 3,108
                                       ==============    ========    ===========     =========
Income per share:
     Net income per common and common
       equivalent share attributable
       to common stockholders........     $    .28                                    $   .28
                                       ==============                                =========
Weighted average number of common and
  common equivalent shares
  outstanding........................       11,110                                     11,110
                                       ==============                                =========

    See the accompanying Notes to Unaudited Pro Forma Consolidated Financial
                                  Statements.

                            CARRIAGE SERVICES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           CARRIAGE       ACQUIRED      PRO FORMA        TOTAL
                                        SERVICES, INC.    BUSINESS     ADJUSTMENTS     PRO FORMA
                                        --------------    ---------    -----------     ---------
Revenues, net
     Funeral.........................      $ 37,445        $    360      $--            $37,805
     Cemetery........................         2,903          --           --              2,903
                                        --------------    ---------    -----------     ---------
                                             40,348             360       --             40,708
Costs and expenses
     Funeral.........................        30,641              57            6(2)      30,722
                                                                              14(3)
                                                                               4(4)
     Cemetery........................         2,541          --           --              2,541
                                        --------------    ---------    -----------     ---------
                                             33,182              57           24         33,263
                                        --------------    ---------    -----------     ---------
     Gross profit....................         7,166             303          (24)         7,445
General and administrative
  expenses...........................         2,474             232       --              2,706
                                        --------------    ---------    -----------     ---------
     Operating income................         4,692              71          (24)         4,739
Interest expense, net................         4,347          --                8(5)       4,355
                                        --------------    ---------    -----------     ---------
     Income before income taxes and
       extraordinary item............           345              71          (32)           384
Provision for income taxes...........           138          --               15(6)         153
                                        --------------    ---------    -----------     ---------
     Income before extraordinary
       item..........................           207              71          (47)           231
Extraordinary item -- loss on early
  extinguishment
  of debt, net of income tax benefit
  of $332............................          (498)         --           --               (498)
                                        --------------    ---------    -----------     ---------
     Net income (loss)...............          (291)             71          (47)          (267)
Preferred stock dividend
  requirements.......................           622          --           --                622
                                        --------------    ---------    -----------     ---------
     Net income (loss) attributable
       to common stockholders........      $   (913)       $     71      $   (47)       $  (889)
                                        ==============    =========    ===========     =========
(Loss) per share:
     (Loss) per common and common
       equivalent
       share before extraordinary
       item attributable to common
       stockholders..................          (.09)                                       (.08)
     Extraordinary item..............          (.10)                                       (.10)
                                        --------------                                 ---------
     Net (loss) per common and common
       equivalent share attributable
       to common stockholders........          (.19)                                       (.18)
                                        ==============                                 =========
Weighted average number of common and
  common equivalent shares
  outstanding........................         4,869                                       4,869
                                        ==============                                 =========

    See the accompanying Notes to Unaudited Pro Forma Consolidated Financial
                                  Statements.

                            CARRIAGE SERVICES, INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

     The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1997 gives effect to the acquisition of the Acquired Business. The estimated fair market values reflected herein are based on preliminary estimates and assumptions and are subject to revision as more information becomes available. In management's opinion, the preliminary allocation is not expected to be materially different from the final allocation.

     (1) To record the elimination of assets and liabilities not acquired or assumed by the Company and record the total consideration (including estimated transaction costs) and the preliminary allocation of total consideration to the identifiable net assets of the acquired business.

     The effect of the Acquired Business on the Consolidated Balance Sheet at June 30, 1997 was as follows:

                                                1997
                                           --------------
                                           (IN THOUSANDS)
Current Assets..........................       $   48
Property, Plant and Equipment...........          626
Deferred Charges and Other Noncurrent
  Assets................................           46
Names and Reputations...................          257
Current Liabilities.....................         (105)
                                           --------------
                                                  872
Consideration:
Debt....................................         (153)
                                           --------------
     Cash used for acquisition..........       $  719
                                           ==============

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS

     The accompanying Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996 and six months ended June 30, 1997 give effect to the acquisition of the Acquired Business.

     (2) To record adjustment to amortization expense relative to the Company's new basis in net assets acquired in conjunction with the acquisition of the Acquired Business as if it had occurred as of the beginning of each of the respective periods presented. The amortization expense of $3,000 and $6,000 for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively, is resultant from the amortization, over a 40 year life, of the $257,000 in names and reputations recorded in conjunction with the acquisition of the Acquired Business.

     (3) To record additional depreciation expense of $7,000 and $14,000 for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively, relative to the Company's increased basis in property and equipment resultant from the acquisition of the Acquired Business as it had occurred at the beginning of each of the respective periods presented. Pro forma depreciation expense has been recorded based on the Company's estimate of the useful lives of the acquired assets using the Company's depreciation methods.

     (4) To record amortization expense relative to non-compete agreements of $2,000 and $4,000 for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively. These agreements are amortized over the term of the agreements.

     (5) To record additional interest expense of $4,000 and $8,000 for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively, which would have been incurred by the

                            CARRIAGE SERVICES, INC.
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS --
                                  (CONTINUED)

Company assuming the acquisition of the Acquired Business had occurred as of the beginning of each of the respective periods presented.

     (6) To record the income tax expense as if the effective rate is 38.5% for the six months ended June 30, 1997 and 40% for the year ended December 31, 1996. This adjustment reflects income tax expense of $2,000 and $15,000 for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively. The Company's management believes that this is the effective rate that would be indicative of the Company's normal tax position assuming the acquisition was made as of the beginning of the respective periods presented.

                                AUDITOR'S REPORT

Board of Directors and Stockholders
  of McNary-Moore Funeral Service, Inc.
  Colusa, California

     We have audited the accompanying balance sheets of McNary-Moore Funeral Service, Inc. (a California corporation) as of December 31, 1996 and 1995, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McNary-Moore Funeral Service, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

BARTIG, BASLER & RAY, CPAs, INC.

July 3, 1997

                       MCNARY-MOORE FUNERAL SERVICE, INC.
                           COMPARATIVE BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                          1996        1995
                                       ----------  ----------
               ASSETS
Current Assets
     Cash (Note 2)...................  $   65,130  $  114,380
     Accounts receivable -- Net of
      allowance for
       bad debts (Note 3)............      42,271      41,689
     Inventory (Note 4)..............      31,803      29,944
     Prepaid expense (Note 5)........      14,431      14,326
                                       ----------  ----------
       Total Current Assets..........     153,635     200,339
                                       ----------  ----------
Fixed Assets
     Property and equipment -- Net of
      allowance for depreciation
      (Note 6).......................      40,367      41,319
                                       ----------  ----------
Other Assets
     Memberships.....................         500         500
     Goodwill........................       2,000       2,000
                                       ----------  ----------
       Total Other Assets............       2,500       2,500
                                       ----------  ----------
          Total Assets...............  $  196,502  $  244,158
                                       ==========  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Accounts payable................  $    8,461  $    9,642
     Taxes payable...................       3,577       5,952
     Salaries payable................       7,668      15,242
     Deferred rental income..........       1,140         690
                                       ----------  ----------
       Total Current Liabilities.....      20,846      31,526
                                       ----------  ----------
Stockholders' Equity
     Capital stock, par value $50,
      1,500 shares
       authorized, 1,200 shares
      issued and outstanding.........      60,000      60,000
     Additional paid-in capital......       4,068       4,068
     Retained earnings...............     111,588     148,564
                                       ----------  ----------
       Total Stockholders' Equity....     175,656     212,632
                                       ----------  ----------
          Total Liabilities and
             Stockholders' Equity....  $  196,502  $  244,158
                                       ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                       MCNARY-MOORE FUNERAL SERVICE, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                               1996                    1995
                                       ---------------------   ---------------------
                                         AMOUNT      PERCENT     AMOUNT      PERCENT
                                       ----------    -------   ----------    -------
Sales, Net of Discounts Allowed......  $  360,387     100.0%   $  395,732     100.0%
Cost of Sales........................      57,097      15.8        68,766      17.4
                                       ----------    -------   ----------    -------
Gross Profit on Sales................     303,290      84.2       326,966      82.6
Operating Expenses...................     244,037      67.7       246,762      62.3
                                       ----------    -------   ----------    -------
Net Income from Operations...........      59,253      16.5        80,204      20.3
Other Income.........................      11,654       3.2        10,576       2.7
                                       ----------    -------   ----------    -------
Net Income...........................      70,907      19.7%       90,780      22.9%
                                                     =======                 =======
Retained Earnings, Beginning of
  Year...............................     148,564                 106,941
Dividends Paid.......................    (107,883)                (49,157)
                                       ----------              ----------
Retained Earnings, End of Year.......  $  111,588              $  148,564
                                       ==========              ==========

   The accompanying notes are an integral part of these financial statements.

                       MCNARY-MOORE FUNERAL SERVICE, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEAR ENDED DECEMBER 31, 1996 AND 1995

                                          1996        1995
                                       ----------  ----------
Cash Flows from Operating Activities
     Net income......................  $   70,907  $   90,780
     Adjustments to reconcile net
      income to net cash provided by
      operating activities
          Depreciation...............       2,315       2,274
     (Increase) decrease in:
          Accounts receivable........        (582)    (15,477)
          Inventory..................      (1,859)     (2,962)
          Prepaid expenses...........        (105)      3,248
     Increase (decrease) in:
          Accounts payable...........      (1,181)      1,772
          Taxes payable..............      (2,375)      1,873
          Salaries payable...........      (7,573)      8,525
          Deferred rental income.....         450        (225)
                                       ----------  ----------
               Net Cash Provided by
                  Operating
                  Activities.........      59,997      89,808
                                       ----------  ----------
Cash Flows from Investing Activities
     Purchase buildings and
      improvements...................        (397)     --
     Purchase of fixtures, furniture
      and equipment..................        (967)     (7,983)
                                       ----------  ----------
               Net Cash Flows from
                  Investing
                  Activities.........      (1,364)     (7,983)
                                       ----------  ----------
Cash Flows from Financing Activities
     Dividends paid..................    (107,883)    (49,157)
                                       ----------  ----------
Net Increase (Decrease) in Cash......     (49,250)     32,668
Cash at Beginning of Year............     114,380      81,712
                                       ----------  ----------
Cash at End of Year..................  $   65,130  $  114,380
                                       ==========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION
Cash Paid During the Year
     Interest........................  $   --      $   --
     Income Taxes....................      --          --

   The accompanying notes are an integral part of these financial statements.

                      MCNARY-MOORE FUNERAL SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  A.  BASIS OF ACCOUNTING

     The Corporation's financial records are maintained on the accrual basis of accounting. Under the accrual basis, revenues are recognized when earned and expenses are recognized when incurred without regard to when payment is received or paid.

  B.  INVENTORY

     Inventory is stated at cost using the first-in, first-out method of valuation.

  C.  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful life of the assets.

  D.  INCOME TAXES/YEAR END

     Under the provisions of Subchapter S of the Internal Revenue Code, the Corporation has elected not to be subject to the federal income tax. As a result and by consent of the shareholders to the election, the shareholders are liable for the federal income tax on the income of the Corporation whether distributed or not. Therefore, no provision has been made in the financial statements for federal income tax.

     The balance in retained earnings represents undistributed income that has been previously taxed to the shareholders.

  E.  TRUST FUNDS

     The Corporation is liable for performance under prepaid financial arrangements as evidenced by funds on deposit in savings accounts in the names of corporate officers and other trustees for McNary-Moore Funeral Service, Inc. The amounts of $192,191 and $131,617 at December 31, 1996 and 1995, respectively, represented savings accounts deposits and offsetting liability accounts to individuals for prepaid funerals. These amounts are considered trust funds and are not reflected in the balance sheets of the Corporation.

NOTE 2:  CASH

                                          1996        1995
                                       ----------  ----------
Petty Cash...........................  $       75  $       75
Cash in bank -- Commercial...........      16,678      27,224
Cash in bank -- Savings..............      48,377      87,080
                                       ----------  ----------
     Total...........................  $   65,130  $  114,379
                                       ==========  ==========

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
                      MCNARY-MOORE FUNERAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3:  ACCOUNTS RECEIVABLE

     Accounts receivable on December 31 consisted of the following:

                                         1996       1995
                                       ---------  ---------
Accounts receivable..................  $  37,425  $  37,434
Accommodation items..................      4,610      3,949
Sundry accounts receivable...........        236        306
                                       ---------  ---------
     Total...........................     42,271     41,689
Less allowance for bad debts.........     --         --
                                       ---------  ---------
     Total...........................  $  42,271  $  41,689
                                       =========  =========

NOTE 4:  INVENTORY

     Inventory on December 31 consisted of the following:

                                         1996       1995
                                       ---------  ---------
Merchandise..........................  $  30,583  $  28,424
Supplies.............................      1,220      1,520
                                       ---------  ---------
     Total...........................  $  31,803  $  29,944
                                       =========  =========

NOTE 5:  PREPAID EXPENSES

     Prepaid expenses on December 31 consisted of the following:

                                         1996       1995
                                       ---------  ---------
Insurance............................  $   7,604  $   7,903
Taxes and licenses...................      3,892      3,871
Other................................      2,935      2,552
                                       ---------  ---------
     Total...........................  $  14,431  $  14,326
                                       =========  =========

NOTE 6:  PROPERTY AND EQUIPMENT

     Property and equipment are summarized by major classifications as follows:

                                           1996          1995
                                       ------------  ------------
Land.................................  $     24,986  $     24,986
Buildings and improvements...........       111,988       111,591
Fixtures, furniture and equipment....        53,900        53,834
Automobiles..........................        38,267        38,267
                                       ------------  ------------
     Total...........................       229,141       228,678
Less allowance for depreciation......      (188,774)     (187,359)
                                       ------------  ------------
     Total...........................  $     40,367  $     41,319
                                       ============  ============

                      MCNARY-MOORE FUNERAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7:  PENSION PLAN

     The Corporation contributes to SEP/IRA plans for substantially all of its employees. The contributions and costs are determined as 4.5 percent of each covered employee's salary and totaled $5,633 for the year ended December 31, 1996 and $5,016 for the year ended December 31, 1995.

NOTE 8:  SUBSEQUENT EVENT

     Subsequent to year end, an offer was accepted to sell substantially all the assets of the Corporation with the exception of certain parcels of real property. The pending sale and transfer was intended to occur as of July 31, 1997.

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